Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 3, 2007, by and among Millennium Quest, Inc., a Delaware corporation, and all predecessors thereto (the “Company”) and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”). Hisashi Akazawa and Si Chen join as additional parties to this Agreement for purposes of Sections 5 and 7 only (each a “Beneficial Owner” and together the “Beneficial Owners”).

R E C I T A L S

A. Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

B. Prior to the consummation of the purchase and sale of the Company’s securities pursuant to this Agreement, the Company shall consummate its acquisition (“Lorain Acquisition”) of all of the outstanding capital shares of International Lorain Holding, Inc., a Cayman Islands company (“Lorain”), in consideration of the Company’s issuance of 697,663 shares of its Series B Voting Convertible Preferred Stock, pursuant to that certain Share Exchange Agreement of even date herewith (“Share Exchange Agreement”) between the Company, Lorain and Hisashi Akazawa.

A G R E E M E N T

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2007 Guaranteed ATNI” has the meaning set forth in Section 5.2(a).

“2007 Make Good Shares” has the meaning set forth in Section 5.2(a).

“2008 Guaranteed ATNI” has the meaning set forth in Section 5.2(b).

“2008 Make Good Shares” has the meaning set forth in Section 5.2(b).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Amendment Filing” shall mean the filing of a certificate of amendment to the restated certificate of incorporation of the Company with the Delaware Secretary of State for purposes of effecting (i) an increase in the number of authorized shares of Common Stock to 200,000,000 shares, (ii) a change in the corporate name of the Company to “Lorain International Food Group, Inc.”, and (iii) the Reverse Split.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the State of Utah are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

"Certificate of Designation" shall mean a Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, setting forth the rights, preferences and privileges of the Shares, in the form attached as Exhibit A hereto.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Closing Escrow Agreement, dated as of the date hereof, between the Placement Agent, the Company and the Escrow Agent pursuant to which the Investors shall deposit their Investment Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder, in the form of Exhibit B hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Thelen Reid Brown Raysman & Steiner LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” means the SEC reports, the Draft S-1 Registration Statement and the schedules to this Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered by the Company to Investors contemporaneously with this Agreement.

“Draft S-1 Registration Statement” means a draft registration statement on Form S-1 under the Securities Act, draft dated April 24, 2007, to be filed by the Company (with such changes as are needed to finalize such draft) with the Commission, pursuant to the Registration Rights Agreement, for purposes of registering the resale of the Underlying Shares and Warrant Shares.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” means Thelen Reid Brown Raysman & Steiner LLP, 701 Eighth Street N.W., Washington, DC 20001.

“Evaluation Date” has the meaning set forth in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FCPA Subsidiary” means any Subsidiary of the Company that has been subject to the FCPA prior to the Closing Date, and specifically excluding Lorain and its subsidiaries.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Lorain Acquisition” has the meaning set forth in Recital B to this Agreement.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Placement Agent, the Securities Transfer Corporation, as the Make Good Escrow Agent (the “Make Good Escrow Agent”) and the Beneficial Owners, in the form of Exhibit C hereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis any of its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means the 15th following the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Sterne, Agee & Leach, Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit D hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares and Warrant Shares.

“Reverse Split” means a 1 for 32.84 reverse stock split of the Company’s Common Stock.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, Warrants, Underlying Shares and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Series B Voting Convertible Preferred Stock, par value $0.001, of the Company.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Share Exchange Agreement” has the meaning set forth in Recital B to this Agreement.

“Shares” means the shares of Series B Preferred Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Stockholder Approval” has the meaning set forth in Section 4.13.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion or exchange of the Shares.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit E, delivered to the Investors at the Closing in accordance with Section 2.2(a) and 6.1(e) hereof, which Warrants shall be (i) immediately exercisable subject to Shareholder Approval at an exercise price of $0.1294153 per share (pre-Reverse Split), (ii) have a term of exercise equal to three years, and (iii) issued to each Investor in a number equal to 20% of the shares of common stock issuable upon conversion of the Series B Preferred Stock purchased by such Investor.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.
PURCHASE AND SALE

2.1.  Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the number of Shares and Warrants set forth on each respective Investor’s signature page attached hereto, in consideration of the Investor’s payment of the Investment Amount set forth thereon. The Closing shall take place at the offices of Escrow Agent on the Closing Date or at such other location or time as the parties may agree.

2.2.  Closing Deliveries. (a) On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)  this Agreement duly executed by the Company and each Beneficial Owner;

(ii)  a copy of the executed, filed and effective Certificate of Designation, accompanied by a certified copy thereof issued by the Secretary of State of the State of Delaware;

(iii)  a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investors, and (ii) the current certificate of incorporation, as amended, and bylaws, as amended, of the Company;

(iv)  executed consents of at least a majority of (i) the shares of Common Stock then outstanding, and (ii) the share of Common Stock and Series A Preferred Stock then outstanding voting as a group, irrevocably approving the items set forth in Section 4.13 herein;

(v)  the legal opinion of King & Wood, People’s Republic of China, Counsel to the Company addressed to the Investors, in the form of Exhibit F attached hereto;

(vi)  the legal opinion of Company Counsel addressed to the Investors, in the form of Exhibit G attached hereto;

(vii)  the Closing Escrow Agreement, duly executed by all parties thereto;

(viii)  the Make Good Escrow Agreement, duly executed by all parties thereto;

(ix)  the Registration Rights Agreement, duly executed by the Company; and

(x)  the Draft S-1 Registration Statement.

(b)  On or prior to the Closing Date, each Investor shall deliver or cause to be delivered the following (the “Investor Deliverables”):

(i)  to the Company, this Agreement duly executed by the Investor;

(ii)  to the Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(iii)  to the Company, the Registration Rights Agreement, duly executed by such Investor.

(c)  Within three (3) Business Days following the Closing Date, the Company shall deliver or cause to be delivered the following:

(i)  one or more stock certificates evidencing Shares with a stated value equal to such Investor’s Investment Amount, registered in the name of such Investor; and

(ii)  a Warrant registered in the name of such Investor evidencing the number of Warrants set forth on such Investor’s signature page attached hereto.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.  Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Investor:

(a)  Subsidiaries. All of the direct or indirect subsidiaries of the Company are set forth on Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company owns all of the outstanding capital stock of Lorain in accordance with the Share Exchange Agreement, free and clear of all Liens. For the sake of clarity, as used herein the term Subsidiaries includes Lorain and all direct and indirect subsidiaries of Lorain.

(b)  Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)  Authorization; Enforcement. Subject to Shareholder Approval and the Amendment Filing, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith, other than Shareholder Approval or the Amendment Filing. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the information statement referred to in Section 4.13; (v) an information statement that complies with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder; (vi) the Amendment Filing; and (vii) the filings required in accordance with Section 4.5 (collectively, the “Required Approvals”).

(f)  Issuance of the Shares. The Shares and the Warrants have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. Upon Stockholder Approval and the Amendment Filing, the Company will reserve from its duly authorized capital stock the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants. Subject to Shareholder Approval and the Amendment Filing, the Underlying Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

(g)  Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any securities of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional securities of the Company or any Subsidiary. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for Shareholder Approval, no further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities. Except for the Transaction Documents and as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2004 (collectively, the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Lorain Financial Statements; Draft S-1 Registration Statement. The Company has delivered to each Investor the following financial statements: (i) audited consolidated balance sheet of Lorain as of December 31, 2006; (ii) audited consolidated statements of income, stockholders’ equity and cash flows of Lorain for the period from August 4, 2006 (date of incorporation of Lorain) to December 31, 2006; and (iii) the pro forma unaudited combined balance sheet and statements of income and cash flows of Lorain as of and for the three years ended December 31, 2006 (collectively, the “Lorain Financial Statements”). The Lorain Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. The Lorain Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Lorain and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

The Company has delivered to each Investor the Draft S-1 Registration Statement. After giving effect to the Lorain Acquisition and the transactions contemplated by the Transaction Documents, the Draft S-1 Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)  Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(k)  Material Changes.

(A)  Since the date of the latest balance sheet included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

(B)  Lorain. Since the date of the latest balance sheet included within the Lorain Financial Statements, except as specifically disclosed in the Draft S-1 Registration Statement, (i) there has been no event, occurrence or development that has had or that could reasonably be expected by the Company or Lorain to result in a Material Adverse Effect, (ii) none of Lorain or any of its direct or indirect subsidiaries have incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Lorain Financial Statements pursuant to GAAP or disclosed in the Draft S-1 Registration Statement as filed with the Commission under the Securities Act, (iii) none of Lorain or any of its direct or indirect subsidiaries have altered their method of accounting, (iv) none of Lorain or any of its direct or indirect subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) none of Lorain or any of its direct or indirect subsidiaries has issued any equity securities to any officer, director or Affiliate.

(l)  Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Securities or the Share Exchange Agreement or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under U.S. or foreign federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(m)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.1(m), none of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, to the knowledge of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any U.S. or foreign court, arbitrator or governmental body, or (iii) is or has been in violation of any U.S. or foreign statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Share Exchange Agreement and the transaction contemplated thereby comply with all applicable laws, rules and regulations of the United States and the People’s Republic of China.

(o)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(p)  Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(q)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Disclosure Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business without a significant increase in cost.

(s)  Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(s), none of the officers, directors or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, or (ii) reimbursement for bona fide expenses incurred on behalf of the Company or any Subsidiary.

(t)  Internal Accounting Controls. The Company is in compliance with all requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in Rule 13a-15(e) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(v)  Certain Fees. Except for fees payable to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(w)  Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act. Except as set forth on Schedule 3.1(w), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(x)  Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not during the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by the Transaction Documents.

(y)  Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(aa)  No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(bb)  Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(cc)  Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor has made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(dd)  No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ee)  Tax Status. Except as set forth on Schedule 3.1(ee), and for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(ff)  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(gg)  Foreign Corrupt Practices. Neither the Company, any FCPA Subsidiary, nor to the knowledge of the Company or any FCPA Subsidiary, any agent or other person acting on behalf of the Company or any FCPA Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, any FCPA Subsidiary (or made by any person acting on its behalf of which the Company or any FCPA Subsidiary is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA, as amended.

(hh)  Accountants. The Company’s and Lorain’s accountants are set forth on Schedule 3.1(hh) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who the Company expects will express their opinions with respect to the financial statements of the Company and Lorain to be included in the Registration Statement, are each a registered public accounting firms as required by the Securities Act and are independent of the Company and Lorain, as the case may be, in accordance with Rule 2-01 of Regulation S-X under the Exchange Act.

(ii)  Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj)  Acknowledgement Regarding Investors’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.5 hereof), it is understood and acknowledged by the Company (i) that none of the Investors have been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk)  Regulation M.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2.  Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)  Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)  General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)  Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or the Placement Agent regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)  Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.  (a)    Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)  Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)  Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Underlying Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Underlying Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Underlying Shares are eligible for sale under Rule 144(k). If an Investor shall make a sale or transfer of Underlying Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Underlying Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Underlying Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Underlying Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Underlying Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Underlying Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2.  Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.  Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4.  Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5.  Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing. By the fourth Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and by the fourth Trading Day following the Closing Date the Company will file a Current Report on Form 8-K to disclose the Closing and the information and financial statements required by Item 9.01(c) of Form 8-K. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.  Limitation on Issuance of Future Priced Securities

. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7.  Indemnification of Investors. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all actual losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or the Beneficial Owners in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents as determined by a final non-appealable judgment of a court of competent jurisdiction.

4.8.  Reimbursement. If any Investor becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of (i) Proceedings brought by another Investor against such Investor, (ii) sales, pledges, margin sales and similar transactions by such Investor to or with any other stockholder or (iii) as a result of a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), solely as a result of such Investor’s acquisition of the Securities under this Agreement, the Company will reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investors who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investors and any such Affiliate and any such Person. The Company also agrees that neither the Investors nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except if such claim arises primarily from a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.9.  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.10.  Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Underlying Shares and Warrant Shares, and will take such other action as is necessary or desirable to cause the Underlying Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11.  Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.12.  Make Good Shares. The Company covenants and agrees that upon any transfer under Article 5 of 2007 Make Good Shares and 2008 Make Good Shares to the Investors in accordance with Section 5 of the Make Good Escrow Agreement, the Company shall promptly reissue such 2007 Make Good Shares or 2008 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

4.13.  Stockholder Approval. The Company covenants and agrees to effect the approval of its stockholders of (i) an increase in the number of authorized shares of Common Stock to 200,000,000 shares, (ii) the change the name of the Company from Millennium Quest, Inc. to Lorain International Food Group, Inc., and (iii) the Reverse Split, which stockholder approval shall be deemed to occur on the twentieth day following the mailing by the Company of the definitive information statement on Schedule 14C pertaining thereto (collectively “Stockholder Approval”) in accordance with Rule 14c-2(b) under the Exchange Act. The Company agrees to effect Stockholder Approval as soon as possible, but in no event later than May 31, 2007.

4.14.  Acknowledgment of Dilution. The Company acknowledges that the issuance of Underlying Shares upon conversion of Shares will result in substantial dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to honor conversions under the Shares is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

4.15.  Reservation of Shares. Upon Stockholder Approval and the Amendment Filing, the Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Shares and exercise obligation under the Warrants. If on any date the Company would be, if notice of conversion or exercise were to be delivered on such date, precluded from issuing the number of Underlying Shares or Warrant Shares issuable upon conversion in full of the Shares or exercise of the Warrants due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s certificate of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares and Warrant Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval (including the hiring of a nationally recognized proxy solicitor firm) to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company’s certificate of incorporation or other organizational document to evidence such increase.

4.16.  Retention of U.S. Counsel. As a further inducement to the Investors to enter into this Agreement and purchase the Securities offered hereby, the Company covenants and agrees to use its good faith best efforts to retain, and rely upon, the law firm of Thelen Reid Brown Raysman & Steiner LLP as primary counsel on matters relating to U.S. corporate and securities laws, including, but not limited to, the representation of the Company in connection with the preparation, filing and prosecution of the Registration Statement and all other reports, registration statements and filings to be made by the Company with the Commission.

ARTICLE 5.
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE BENEFICIAL OWNERS

5.1.  Representations and Warranties of the Company. As an inducement to the Investors to enter into this Agreement and purchase the Securities, each of the Beneficial Owner hereby makes the following representations and warranties to, and covenants and agreements with, each Investor:

(a)  Authority. Such Beneficial Owner has all individual power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by such Beneficial Owner, and when delivered by such Beneficial Owner in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Beneficial Owner, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)  Record and Beneficial Ownership. Immediately prior to the closing of the transactions under the Share Exchange Agreement, Hisashi Akazawa was the sole record and beneficial owner of all of the outstanding capital shares of Lorain, as the term beneficial owner is defined under Rule 13d-3(d) under the Exchange Act, free and clear of all pledges, liens and encumbrances. Hisashi Akazawa is the sole record owner, and Hisashi Akazawa and Si Chen are the sole beneficial owners, of all 697,633 shares Series B Preferred Stock issued by the Company under the Share Exchange Agreement, as the term beneficial owner is defined under Rule 13d-3(d) under the Exchange Act, free and clear of all pledges, liens and encumbrances.

(c)  Share Exchange Agreement. The representations and warranties of Lorain and Hisashi Akazawa contained in the Share Exchange Agreement were true and correct in all material respects as of the date when made and as of the closing of the transactions thereunder as though made on and as of such date. Lorain and Hisashi Akazawa performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by them under the Share Exchange Agreement at or prior to the closing of the transactions thereunder.

5.2.  Make Good Shares.

(a)  2007 Make Good. The Beneficial Owners agree that if the After-Tax Net Income for the fiscal year ended December 31, 2007 reported in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, as filed with the Commission (the “2007 Annual Report”) is less than $9,266,000, inclusive of all commissions, legal fees, auditing fees and other fees and expenses incurred in the Lorain Acquisition (the “2007 Guaranteed ATNI”), the Beneficial Owners will transfer to each Investor, for no additional consideration, their pro rata share of 302,337 shares of Series B Preferred Stock or the equivalent amount of Common Stock (adjusted for the Reverse Split) following a conversion of such shares of Series B Preferred Stock in accordance with the Certificate of Designation (for this purpose, any such conversion to be conducted without regard to any restrictions or caps on conversion contained in the Certificate of Designation or otherwise applicable to such shares) (the “2007 Make Good Shares”). If the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 specify that the 2007 Guaranteed ATNI shall have been achieved, no transfer of the 2007 Make Good Shares shall be required by this Section 5.2(a) and all 2007 Make Good Shares deposited with the Make Good Escrow Agent shall be returned to the Beneficial Owners within seven Business Days after the date which the 2007 Annual Report is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement. Transfers of 2007 Make Good Shares required under this Section 5.2(a) shall be made to Investors within seven Business Days after the date which the 2007 Annual Report is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement.

(b)  2008 Make Good. The Beneficial Owners agree that, if the Company’s After-Tax Net Income reported in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, as filed with the Commission (the “2008 Annual Report”) is less than $12,956,000 (the “2008 Guaranteed ATNI”), the Beneficial Owners will transfer to each Investor for no additional consideration, their pro rata share of 302,337 shares of Series B Preferred Stock, or the equivalent amount of Common Stock (adjusted for the Reverse Split) following a conversion of such shares of Series B Preferred Stock in accordance with the Certificate of Designation (for this purpose, any such conversion to be conducted without regard to any restrictions or caps on conversion contained in the Certificate of Designation or otherwise applicable to such shares) (the “2008 Make Good Shares”). If the 2008 Annual Report indicates that the Company shall have satisfied the 2008 Guaranteed ATNI test specified above for such period, then no transfer to Investors of 2008 Make Good Shares shall be required by this Section 5.2(b) and all 2008 Make Good Shares deposited with the Make Good Escrow Agent shall be returned to the Beneficial Owners within seven Business Days after the date which the Company’s 2008 Annual Report is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement. Transfers of 2008 Make Good Shares required under this Section 5.2(b) shall be made to Investors within seven Business Days after the date which the Company’s 2008 Annual Report is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement.

(c)  Make Good Escrow. In connection with the foregoing, the Beneficial Owners agree that within one Trading Day following the Closing, the Beneficial Owners will deposit all potential 2007 Make Good Shares and 2008 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with undated stock powers with Medallion guarantees (or with such other instruments of transfer as in accordance with the requirements of the Company’s transfer agent), in the form and number acceptable to the Investors in their reasonable discretion, and the handling and disposition of the 2007 Make Good Shares and 2008 Make Good Shares shall be governed by this Section 5.2 and such Make Good Escrow Agreement. The parties hereby agree that the Beneficial Owners’ obligation to transfer shares of Common Stock to Investors pursuant to this Section 5.2 shall continue to run to the benefit of an Investor only to the extent of the portion of such Shares or, in the case of their conversion, Underlying Shares which have not been transferred or sold by such Investor as of the date the Company files with the Commission the 2007 Annual Report or 2008 Annual Report, as the case may be, and that Investors shall not have the right to assign their rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of their Securities or otherwise. The 2007 Make Good Shares or 2008 Make Good Shares, as applicable, corresponding to Shares or, in the case of their conversion, Underlying Shares which have been transferred or sold by an Investor, shall be released from the Make Good Escrow and returned to the Beneficial Owners within seven Business Days after the date which the Company’s 2007 Annual Report or 2008 Annual Report, as applicable, is filed with the Commission.

(d)  After-Tax Net Income. For purposes of this Section 5.2, the term After-Tax Net Income or ATNI shall mean the after-tax net income of the Company and its consolidated subsidiaries prepared in accordance with GAAP consistently applied; provided in the event that the release of the 2007 Make Good Shares or the 2008 Make Good Shares to the Investors or the Beneficial Owners is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under GAAP, then such expense or deduction shall be excluded for purposes of determining whether or not the 2007 Guaranteed ATNI or the 2008 Guaranteed ATNI has been achieved by the Company.

(e)  Pro Rata Share. Each Investor’s pro rata share of the 2007 Make Good Shares or the 2008 Make Good Shares shall be determined by dividing the 2007 Make Good Shares or the 2008 Make Good Shares, as the case may be, by a fraction the denominator of which is the aggregate Investment Amount of all Shares or, in the case of their conversion, Underlying Shares held by the Investors as of the date the Company files with the Commission the 2007 Annual Report or 2008 Annual Report, as the case may be (each such date, a “Make Good Determination Date”), and the numerator of which is the Investment Amount of the Shares or, in the case of their conversion, Underlying Shares held by such Investor as of such Make Good Determination Date.

ARTICLE 6.
CONDITIONS PRECEDENT TO CLOSING

6.1.  Conditions Precedent to the Obligations of the Investors toPurchase Securities. The obligation of each Investor to acquire the Shares and Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company and the Beneficial Owners shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date);

(b)  Performance. The Company and the Beneficial Owners shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each of them at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or Lorain;

(e)  Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(f)  Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 7.5.

6.2.  Conditions Precedent to the Obligations of the Companyto sell Securities. The obligation of the Company to sell Shares and Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Investors shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date);

(b)  Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 7.5.

ARTICLE 7.
MISCELLANEOUS

7.1.  Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

7.2.  Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 3:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 3:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Millennium Quest, Inc. Beihuan Road Junan County Shandong, China Attn: Mr. Si Chen Facsimile: (0086539) 7314886 7311026

With a copy to:	Thelen Reid Brown Raysman & Steiner LLP 701 8th Street NW Washington, D.C. 20001 Facsimile: (202) 654-1804 Attn.: Louis A. Bevilacqua, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

If to the Beneficial Owners:	Beihuan Road Junan County Shandong, China Facsimile: (0086539) 7314886 7311026

With a copy to:	King and Wood PRC Lawyers 40th Floor, Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhoulu, Chaoyang District, Beijing 100020, China Facsimile: (008610) 5878-5566 Attn.: Charles Law

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4.  Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares or, in the event of their conversion, Underlying Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities. In the event of any discrepancy between this Agreement and the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall apply to the extent of such discrepancy.

7.5.  Termination. This Agreement may be terminated prior to Closing:

(a)  by written agreement of the Investors and the Company; and

(b)  by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 7.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 7.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

7.6.  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.7.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

7.8.  No Third-Party Beneficiaries

. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

7.9.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

7.10.  Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrants.

7.11.  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13.  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14.  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.15.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.16.  Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17.  Independent Nature ofInvestors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. Each Investor represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents.

7.18.  Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MILLENNIUM QUEST, INC.

By:______________________________ Si Chen, Chief Executive Officer Only as to Sections 5 and 7 herein: ____________________________ Hisashi Akazawa ____________________________ Si Chen

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SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

_________________________________________

By: ______________________________________
       Name:
       Title:

Shares Subscribed For: ______________________

Warrants Subscribed For:____________________

Investment Amount: $_______________________

Tax ID No.:_______________________________

ADDRESS FOR NOTICE

c/o: ___________________________________

Street: _________________________________

City/State/Zip:___________________________

Attention:______________________________

Tel:___________________________________

Fax:___________________________________

DELIVERY INSTRUCTIONS
    (if different from above)

c/o: ___________________________________

Street: _________________________________

City/State/Zip:___________________________

Attention:______________________________

Tel:___________________________________